Exhibit 10.19

TheStreet, Inc.

Amended and Restated Non-Employee Director Compensation Policy

Approved by the Board of Directors on September 10, 2016

Each member of the Board of Directors (the “Board”) of TheStreet, Inc. (the “Company”) who is a non-employee director of the Company (each such member, a “Non-Employee Director”) will receive the compensation described in this Non-Employee Director Compensation Policy (the “Director Compensation Policy”) for his or her Board service.

The Director Compensation Policy will be effective as of January 1, 2017 (the “Effective Date”). The Director Compensation Policy may be amended at any time in the sole discretion of the Board or the Compensation Committee of the Board.

Cash Compensation

Each Non-Employee Director will receive the cash compensation set forth below for service on the Board. The annual cash compensation amounts will be payable in equal quarterly installments, in arrears, following the end of each quarter in which the service occurred (March 31st, June 30th, September 30th, and December 31st, respectively), pro-rated for each full month of service. All annual cash fees are vested upon payment.

1.	Annual Board Service Retainer:

a.	All Eligible Non-Employee Directors: $30,000

b.	Non-Executive Chairman: $20,000 (in addition to the $30,000 set forth above)

2.	Annual Committee Chair Service Retainer (in addition to Annual Board Service Retainer)

a.	Chairman of the Audit Committee: $20,000

b.	Chairman of the Compensation Committee: $15,000

c.	Chairman of the Nominating and Corporate Governance Committee: $10,000

Equity Compensation

Equity awards will be granted under the Company’s 2007 Performance Incentive Plan (the “2007 Plan”) or any successor equity incentive plan. Any stock options granted under this Director Compensation Policy will be Non-Qualified Stock Options (as defined in the 2007 Plan), with a term of seven (7) years from the date of grant and an exercise price per share equal to one hundred percent (100%) of the fair market value of the underlying shares of Company common stock (“Shares”) on the date of grant.

RSU Grants

2017 Partial Year RSU Grants

Without any further action of the Board, on January 3, 2017, each Non-employee Director then serving on the Board will receive a grant of restricted stock units (“RSUs”) covering the number of Shares equal to (a) (i) $60,000 divided by (ii) the closing price of the Company’s common stock on the Nasdaq Stock Market on the date of grant (the “Closing Date Price”) multiplied by (b) 6/12 (the “2017 Partial Year RSU Grant”). Each Non-Employee Director’s 2017 Partial Year RSU Grant will vest in full on the date of the annual meeting of the stockholders of the Company (the “Annual Meeting”) held in calendar year 2017 (the “2017 Annual Meeting”), subject to the Non-Employee Director serving on the Board through the vesting date.

Annual RSU Grants

Without any further action of the Board, on the date of each Annual Meeting, beginning with the 2017 Annual Meeting, each Non-Employee Director then serving on the Board will receive a grant of RSUs (the “Annual RSU Grant”) covering the number of Shares equal to (i) $60,000 divided by (ii) the Closing Date Price. Each Non-Employee Director’s Annual RSU Grant will vest in full on the earlier of (i) the one-year anniversary of the date of grant and (ii) the date of the first Annual Meeting following the date of grant (the “Next Annual Meeting”), subject to the Non-Employee Director serving on the Board through the vesting date.

Pro-Rated RSU Grants

Notwithstanding the foregoing, if a Non-Employee Director is elected or appointed as a Non-Employee Director at any time other than at an Annual Meeting, without any further action of the Board, the Non-Employee Director will receive a pro-rated Annual RSU Grant (the “Pro-Rated RSU Grant”) on his or her election or appointment date covering the number of Shares equal to (a) (i) $60,000 divided by (ii) the Closing Date Price, multiplied by (b) a fraction, the numerator of which is the number of whole months remaining from the date of grant until the next Annual Meeting (the “Pro-Rated Grant Numerator”) and the denominator of which is 12. Each Pro-Rated RSU Grant granted before the 2017 Annual Meeting will vest in full on the date of the 2017 Annual Meeting. Each Pro-Rated RSU Grant granted after the 2017 Meeting will vest in full on the earlier of (i) the one-year anniversary of the date of grant and (ii) the date of the Next Annual Meeting, subject to the Non-Employee Director serving on the Board through the vesting date.

2017 Partial Year Chairman Grant

Without any further action of the Board, on January 3, 2017, in addition to the 2017 Partial Year RSU grant described above, the Non-employee Director then serving as the Non-Executive Chairman (“Chairman”) will receive a grant of RSUs covering the number of Shares equal to (a) (i) $40,000 divided by (ii) the Closing Date Price multiplied by (b) 6/12 (the “2017 Partial Year Chairman Grant”). The 2017 Partial Year Chairman Grant will vest in full on the date of the 2017 Annual Meeting, subject to the Non-Employee Director serving as Chairman through the vesting date.

Annual Chairman Grant

Without any further action of the Board, on the date of each Annual Meeting, beginning with the 2017 Annual Meeting, in addition to the Annual RSU Grant described above, the Non-Employee Director then serving as Chairman will be granted RSUs (the “Annual Chairman Grant”) covering the number of Shares equal to (i) $40,000 divided by (ii) the Closing Date Price. The Annual Chairman Grant will vest in full on the earlier of (i) the one-year anniversary of the date of grant and (ii) the date of the Next Annual Meeting, subject to the Non-Employee Director serving as Chairman through the vesting date.

Pro-Rated Chairman Grant

Notwithstanding the foregoing, if a Non-Employee Director is appointed to be Chairman at any time other than at an Annual Meeting, without any further action of the Board, the Non-Employee Director will receive a pro-rated Chairman Grant (the “Pro-Rated Chairman Grant”) on his or her appointment date (in addition to the Pro-Rated RSU Grant) covering the number of Shares to (a) (i) $40,000 divided by (ii) the Closing Date Price, multiplied by (b) a fraction, the numerator of which is the Pro-Rated Grant Numerator and the denominator of which is 12. Each Pro-Rated Chairman Grant granted before the 2017 Annual Meeting will vest in full on the date of the 2017 Annual Meeting, subject to the Non-Employee Director serving as Chairman through the vesting date. Each Pro-Rated Chairman Grant granted after the 2017 Annual Meeting will vest in full on the earlier of (i) the one-year anniversary of the date of grant and (ii) the date of the Next Annual Meeting, subject to the Non-Employee Director serving as Chairman through the vesting date.

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Option Grants

2017 Partial Year Option Grants

Without any further action of the Board, on January 3, 2017, each Non-employee Director then serving on the Company’s Audit Committee, Compensation Committee and/or Nominating and Corporate Governance Committee (each such committee, a “Committee”) will be granted, with respect to each such Committee membership, an option to purchase 5,000 Shares, which represents 6/12 of the standard option grant of 10,000 Shares for service on a Committee (the “2017 Partial Year Option Grant”). Each 2017 Partial Year Option Grant will vest in full on the date of the 2017 Annual Meeting, subject to the Non-Employee Director providing services as a member of the applicable Committee through the vesting date.

Annual Option Grants

Without any further action of the Board, on the date of each Annual Meeting, beginning with the 2017 Annual Meeting, each Non-Employee Director then serving on the Company’s Audit Committee, Compensation Committee and/or Nominating and Corporate Governance Committee at the Annual Meeting will be granted with respect to each such Committee membership, am option to purchase 10,000 Shares (the “Annual Option Grant”). Each Annual Option Grant will vest in full on the earlier of (i) the one-year anniversary of the date of grant and (ii) the date of the Next Annual Meeting, subject to the Non-Employee Director providing services as a member of the applicable Committee through the vesting date.

Pro-Rated Option Grants

Notwithstanding the foregoing, in the event that a Non-Employee Director is appointed as a member of the Company’s Audit Committee, Compensation Committee and/or Nominating and Corporate Governance Committee at any time other than at an Annual Meeting, without any further action of the Board, the Non-Employee Director will be granted on his or her appointment date, a stock option covering the number of Shares equal to (a) 10,000 multiplied by (b) a fraction, the numerator of which is the Pro-Rated Grant Numerator and the denominator of which is 12. Each pro-rated Annual Option Grant granted before the 2017 Annual Meeting will vest in full on the date of the 2017 Annual Meeting, subject to the Non-Employee Director providing services as a member of the applicable Committee through the vesting date. Each pro-rated Annual Option Grant granted after the 2017 Annual Meeting will vest in full on the earlier of (i) the one-year anniversary of the date of grant and (ii) the date of the Next Annual Meeting, subject to the Non-Employee Director providing services as a member of the applicable Committee through the vesting date.

Post-Termination Exercise Period

Each option granted to a Non-Employee Director shall include a provision that allows for the option to be exercisable, to the extent vested, for twenty-four (24) months after the Non-Employee Director ceases to be a Service Provider (as defined in the 2007 Plan), unless the Non-Employee Director is terminated for Cause (as defined in the 2007 Plan), in which case the option will immediately cease to be exercisable upon such termination for Cause.

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Vesting of Stock Awards upon a Termination without Cause

If a Non-Employee Director’s service on the Board or, to the extent applicable, as Chairman or as a member of Committee ceases prior to the vesting date of his or her stock award(s) for any reason other than Cause (as defined in the 2007 Plan), the Non-Employee Director’s stock award(s) will vest on a pro-rata basis as described below.

Upon Termination of Service as a Non-Employee Director

The number of Shares covered by the Non-Employee Director’s 2017 Partial Year RSU Grant, Annual RSU Grant or Pro-Rated RSU Grant that will vest will be determined by multiplying the total number of Shares covered by the applicable stock award by a fraction, the numerator of which is the number of whole months that the individual served as a Non-Employee Director since the date that the award was granted, and the denominator of which is the Pro-Rated Grant Numerator. For example, if a Non-Employee Director first began providing services as a Non-Employee Director, three months prior to the 2017 Annual Meeting, and served two months, 2/3 of the RSUs subject to his or her Pro-Rated RSU Grant will vest.

Upon Termination of Service as Chairman

The number of Shares covered by the Non-Employee Director’s 2017 Partial Year Chairman Grant, Annual Chairman Grant or Pro-Rated Chairman Grant that will vest will be determined by multiplying the total number of Shares covered by the applicable stock award by a fraction, the numerator of which is the number of whole months that the Non-Employee Director served as Chairman since the date that the award was granted, and the denominator of which is the Pro-Rated Grant Numerator.

Upon Termination of Service as a Member of a Committee

The number of Shares covered by the Non-Employee Director’s 2017 Partial Year Option Grant(s), Annual Option Grant(s) or Pro-Rated Option Grant(s) that will vest will be determined by multiplying the total number of Shares covered by each stock option by a fraction, the numerator of which is the number of whole months that the Non-Employee Director served as a member of the applicable Committee since the date that the stock option was granted, and the denominator of which is the Pro-Rated Grant Numerator.

Vesting of Stock Awards upon a Termination for Cause

If the Non-Employee Director’s service on the Board ceases prior to the vesting date for Cause, the Non-Employee Director’s stock awards shall be forfeited (in whole or in part, as the Board may determine in its sole discretion).

Vesting of Stock Awards upon a Change in Control

Vesting of a Non-Employee Director’s stock awards will automatically accelerate in full immediately prior to but contingent on the occurrence of a Change of Control (as defined in the 2007 Plan), subject to the Non-Employee Director serving on the Board immediately prior to the Change in Control.

Expenses

The Company will reimburse Non-Employee Director for ordinary, necessary and reasonable out-of-pocket travel expenses to cover in-person attendance at and participation in Board and committee meetings; provided, that the Non-Employee Director timely submit to the Company appropriate documentation substantiating such expenses in accordance with the Company’s travel and expense policy, as in effect from time to time.

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